Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Registration Statement No. 333-194855 on Form S-1 of our report dated August 20, 2014, relating to the consolidated financial statements and financial statement schedule of Biomet, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Biomet, Inc. for the year ended May 31, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, IN

September 26, 2014